Exhibit (a)(1)(C)

Notice of Guaranteed Delivery
for
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Williams Controls, Inc.
 at
$15.42 Net Per Share
by
Columbia Acquisition Sub, Inc.
a wholly owned subsidiary of
Curtiss-Wright Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON THURSDAY, DECEMBER 13, 2012, UNLESS THE OFFER IS EXTENDED

Do not use for signature guarantees

          This form of notice of guaranteed delivery must be used to accept the Offer to Purchase, dated November 15, 2012 (the “Offer to Purchase”) of Columbia Acquisition Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Curtiss-Wright Corporation, a Delaware corporation (“Curtiss-Wright”) to purchase all issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Williams Controls, Inc., a Delaware corporation (“Williams Controls”), at a price of $15.42 per Share, net to the seller in cash (the “Offer Price”), without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) enclosed herewith, if certificates for Shares and all other required documents cannot be delivered to Wells Fargo Bank, N.A. (the “Depositary”) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date.

          Such form may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer Is Wells Fargo Bank, N.A.

By Mail:	By Facsimile Transmission:	By Hand or Courier (until 11:59 p.m., New York
City time on December 13, 2012):

Wells Fargo Bank, N.A.	For Eligible Institutions Only:	Wells Fargo Bank, N.A.
Shareowner Services	(866) 734-9952	Shareowner Services
Voluntary Corporate Actions		Voluntary Corporate Actions
P.O. Box 64854	For Confirmation Only Telephone:	1110 Centre Point Curve, Suite 101
St. Paul, MN 55164-0854	(800) 468-9716	Mendota Heights, MN 55120-4100

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

          This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal and must be mailed (not faxed) to the Depositary in accordance with the instructions contained in the Letter of Transmittal.

GUARANTEE
(Not to be used for signature guarantee)

          The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, an indication in the Letter of Transmittal of the tender of Direct Registration Book-Entry Shares (as defined in the Offer to Purchase), or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

          The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificate(s) and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Number of Shares Tendered:

Name of Firm:

Address:
(Including Zip Code)

Area Code and
Telephone Number:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated:
, 2012

APPLY MEDALLION GUARANTEE STAMP HERE